ondeck

BUSINESS LOAN AND SECURITY AGREEMENT SUPPLEMENT

This Business Loan and Security Agreement Supplement is part of (and incorporated by reference into) the Business Loan and Security Agreement. Borrower should keep this important legal document for Borrower's records.

YOUR LOAN DETAILS	
Borrower:	**CANADIAN TELERADIOLOGY SERVICES, INC.**
Lender:	**On Deck Capital, Inc.**
Loan Amount:	**$150,000.00**
Disbursement Amount: (Loan Amount less Origination Fee) *Note that the Disbursement Amount may not be the amount deposited to your Designated Checking Account. The amount that will be deposited to your Designated Checking Account will be reduced by any amounts owed to Lender from a prior loan or used to pay off an amount owed to a third party lender.*	**$150,000.00**
Weekly Payment Amount: (Business days only) **Number of Weekly Payments:** (Business days only) **Payment Schedule:**	**$2,976.92** **65** **65** payments of **$2,976.92** due each Business day (in the case of loans with a Daily Payment Amount) or each Wednesday (in the case of loans with a Weekly Payment Amount) in each case immediately following the date the Disbursement Amount is disbursed by Lender. "Business day" means any Monday through Friday except for Canada statutory holidays. For loans with a Weekly Repayment Amount, if any Wednesday is not a Business day, payment due on such day will be due on the succeeding Business day.
Interest Expense Multiplier: (Total Repayment Amount divided by the Loan Amount. This reflects per dollar interest cost of the loan)	**$1.29**
Total Interest Expense: (Does not include any Fees)	**$43,499.80**
Total Repayment Amount: (Loan Amount plus Total Interest Expense)	**$193,499.80**
PREPAYMENT, RENEWAL, AND OTHER FEES	
Prepayment: (See Section 10 of the Business Loan and Security Agreement for specific details)	A "Prepayment Interest Reduction Percentage" of 25% (with respect to unpaid interest remaining on this Loan) will be applied to the extent that the Borrower prepays this Loan in whole in accordance with, and subject to, Section 10 of the Business Loan and Security Agreement. Note that 75% of remaining unpaid interest will still be due upon Prepayment.
Renewals:	Remaining unpaid interest on this Loan will be eligible to be forgiven by Lender if: (i) Borrower is current on its scheduled payments with respect to this Loan and, (ii) while this Loan is outstanding, Borrower enters into a business loan and security agreement for a new qualifying term loan with Lender, a portion of the proceeds of which is used to repay this Loan in whole.
Fees:	Returned Payment Fee: **$25.00** Late Fee: **$10.00** (maximum $50 within any 20 day period)

Please initial this Business Loan and Security Agreement Supplement here __________, __________, __________

ondeck

BUSINESS LOAN AND SECURITY AGREEMENT SUPPLEMENT

PRICING AND COMPARISON TOOLS (For your reference, we have included these pricing and comparison tools to help you understand the pricing on your Loan. These pricing metrics assume that all payments on your Loan are made on time.)			
PRICING METRIC	**METRIC APPLIED TO YOUR LOAN**	**EXPLANATION OF METRIC**	**CALCULATION OF METRIC**
Total Loan Cost	$43,499.80	The total amount that you will pay in interest.	Total Interest Expense. With respect to your Loan: $43,499.80 + $0.00 = $43,499.80
Cents on the Dollar	¢29	For each dollar borrowed, the amount of interest that will need to be repaid.	Total Interest Expense ÷ Loan Amount (Expressed as Cents of Interest Paid per Dollar Borrowed). With respect to your Loan: $43,499.80 ÷ $150,000.00 = ¢29
Total Interest Percentage (TIP)	29%	The total amount of interest that you will pay as a percentage of the amount borrowed. Note that the TIP is not annualized, and therefore use caution in comparing to loans expressed in annualized terms or with terms of different durations.	Total Interest Expense ÷ Loan Amount (Expressed as a Percentage). With respect to your Loan: $43,499.80 ÷ $150,000.00 = 29%
Annual Percentage Rate (APR)	42.093%	The cost of credit (interest and fees) over the loan term expressed as a yearly rate.[1]	APR is expressed as a yearly rate, and takes into account the amount and timing of funds disbursed to the customer, as well as the amount and timing of periodic payments made (with respect to your Loan, payments of **$2,976.92**), but does not include late fees or returned payment fees.

[1] Short-term loans of less than one-year tend to have high APRs relative to the TIPs because the cost of the loan is repaid over the shorter-duration term and then annualized. The Total Interest Expense of a short-term higher APR loan may be less than that of a long-term lower APR loan. For the purposes of the Interest Act (Canada) and disclosure under such act, APR is calculated based upon 252 payment dates per annum for daily pay loans and 52 payment dates per annum for weekly pay loans.

Please initial this Business Loan and Security Agreement Supplement here ________, ________, ________

ondeck

BUSINESS LOAN AND SECURITY AGREEMENT SUPPLEMENT

CERTAIN DISCLOSURES	
Loan Pricing Disclosure	Lender uses a system of risk-based pricing to determine interest charges and fees. Risk-based pricing is a system that evaluates the risk factors of your application and adjusts the interest rate up or down based on this risk evaluation. Although Lender believes that its loan process provides expedited turnaround time and efficient access to capital, this loan may be a higher cost loan than loans that may be available through other lenders.
Loan For Specific Purposes Only	The proceeds of the requested Loan may solely be used for the specific purposes as set forth in the Use of Proceeds Certification of the Business Loan and Security Agreement. IN ADDITION, THE LOAN WILL NOT BE USED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. Borrower understands that Borrower's agreement not to use the Loan proceeds for personal, family or household purposes means that certain important duties imposed upon entities making loans for consumer/personal purposes, and certain important rights conferred upon consumers, pursuant to federal or state law will not apply to this transaction.

If you have any questions, please call us at 1.888.828.5717 (we have support available Monday - Friday 8am - 8pm EST and Saturdays 8:30am - 5:30pm EST) or email support@ondeck.com.

Please initial this Business Loan and Security Agreement Supplement here ___________, ___________, ___________

Business Loan and Security Agreement

1. INTRODUCTION. This Business Loan and Security Agreement (together with the accompanying Business Loan and Security Agreement Supplement and the accompanying Pre-Authorized Debits (PAD) Agreement), this "Agreement") governs your business loan ("Loan") from On Deck Capital, Inc. Please read it and keep it for your reference. In this Agreement, the words "you", "your" and "Borrower" mean the Borrower identified on the signature page of this Business Loan and Security Agreement. Each Guarantor identified on the signature page of this Business Loan and Security Agreement shall be referred to individually as "Guarantor" and collectively as "Guarantors" in this Agreement. The words "Lender", "we", "us", and "our" mean On Deck Capital, Inc. or its successor(s) and assign(s).

Words and expressions defined in the Personal Property Security Act (Ontario) (the "**PPSA**") are used in this Agreement (capitalized or not) with the defined meanings assigned to them in the PPSA, unless the context otherwise requires. For greater certainty, in this Agreement each of the words "accessions", "account", "chattel paper", "consumer goods", "document of title", "equipment", "goods", "instruments", "intangible", "inventory", "investment property", "money", "proceeds", "securities", "securities entitlement", "certificated security" and "uncertificated security" has the same meaning as its defined meaning in the PPSA.

2. EFFECTIVE DATE. This Agreement begins on the date we accept this Agreement in Virginia. Borrower understands and agrees that Lender may postpone, without penalty, the disbursement of amounts to Borrower until all required security interests have been perfected and Lender has received all required personal guarantees or other documentation.

3. AUTHORIZATION. Borrower agrees that the Loan made by Lender to Borrower shall be conclusively deemed to have been authorized by Borrower and to have been made pursuant to a duly authorized request on its behalf.

4. LOAN FOR SPECIFIC PURPOSES ONLY. The proceeds of the requested Loan may solely be used for the specific purposes as set forth in the Use of Proceeds Certification contained below, and not for any other purposes. In addition, the Loan will not be used for consumer, personal, family or household purposes. Borrower understands that Borrower's agreement not to use the Loan proceeds for consumer, personal, family or household purposes means that certain important duties imposed upon entities making loans for consumer/personal purposes, and certain important rights conferred upon consumers, pursuant to federal or provincial law will not apply to the Loan or the Agreement. Borrower also understands that Lender will be unable to confirm whether the use of the Loan conforms to this section. Borrower agrees that a breach by Borrower of the provisions of this section will not affect Lender's right to (i) enforce Borrower's promise to pay for all amounts

owed under this Agreement, regardless of the purpose for which the Loan is in fact obtained or (ii) use any remedy legally available to Lender, even if that remedy would not have been available had the Loan been made for consumer purposes.

5. DISBURSEMENT OF LOAN PROCEEDS AND MAINTENANCE OF BORROWER'S BANK ACCOUNT. If Borrower applied and was approved for a Loan, Borrower's Loan will be disbursed upon approval as provided in the accompanying Pre-Authorized Debits (PAD) Agreement (the "**PAD Agreement**"). Borrower agrees to maintain payments in its operating account which is the account that was reviewed in conjunction with underwriting and approval of this Loan and is indicated in the PAD Agreement (including keeping such account open until the Total Repayment Amount had been completely repaid).

6. PROMISE TO PAY. Borrower agrees to pay Lender the Total Repayment Amount shown in the accompanying Business Loan and Security Agreement Supplement in accordance with the payment schedule shown in the Business Loan and Security Agreement Supplement. Borrower agrees to enroll in Lender's automatic payment plan (the "**Automatic Payment Plan**") pursuant to the PAD Agreement and authorizes Lender to collect required payments as provided in the PAD Agreement. If required by Lender, Borrower further agrees and authorizes Lender or its servicer to collect required payments from a transfer account established pursuant to certain Transfer Account Loan Documentation (if applicable) that will be provided by Lender in connection with this Business Loan and Security Agreement, if applicable.

7. ALTERNATIVE PAYMENT METHODS. If Borrower knows that for any reason Lender will be unable to process a payment under Lender's Automatic Payment Plan, then Borrower must either restore sufficient funds such that the missed payment can be collected as provided in the PAD Agreement, or promptly deliver a cheque to Lender in the amount of the missed payment or, if offered, make the missed payment by telephone or on-line service that Lender may make available from time to time. If Borrower elects to send payments on Borrower's account by mail to Lender, then Borrower agrees to send such payments to On Deck Capital, 901 N Stuart Street, Suite 700, Arlington, VA 22203, USA, Attn: Director of Operations. All alternative payments must be made in readily accessible funds by cheque, money order, wire transfer, automatic transfer from an account at an institution offering such service, or other instrument in lawful money of Canada. Borrower understands and agrees that payments made at any other address than as specified by Lender may result in a delay in processing and/or crediting. If Borrower makes an alternative payment on Borrower's Loan by mail or by any telephone or on line service that Lender makes available while Borrower is enrolled in the Automatic Payment Plan, Lender may treat such payment as an additional payment and continue to process Borrower's scheduled Automatic Payment Plan payments or may reduce any scheduled Automatic Payment Plan payment by the amount of any such additional payment received.

8. APPLICATION OF PAYMENTS. Subject to applicable law, Lender reserves the right to allocate and apply payments received on Borrower's Loan between principal, interest and fees in any manner Lender chooses in Lender's sole discretion it being understood and agreed that any fees and interest will generally be paid during the earlier portion of the term.

9. POSTDATED CHEQUES, RESTRICTED ENDORSEMENT CHEQUES AND OTHER DISPUTED OR QUALIFIED PAYMENTS. Lender can accept late, postdated or partial payments without losing any of Lender's rights under this Agreement (a postdated cheque is a cheque dated later than the day it was actually presented for payment). Except where such notice and opportunity is given, Borrower may not hold Lender liable for depositing any postdated cheque. Borrower agrees not to send Lender partial payments marked "paid in full," "without recourse," or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Agreement. All notices and written communications concerning postdated cheques, restricted endorsement cheques (including any cheque or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount) or any other disputed, nonconforming or qualified payments, must be mailed or delivered to On Deck Capital, Client Service, 901 N Stuart Street, Suite 700, Arlington, VA 22203, USA, Attn: Director of Operations.

10. PREPAYMENT. Borrower may prepay Borrower's Loan in whole on any Business day by paying Lender the sum total of the Total Repayment Amount, any Returned Payment Fees, and any Late Fees, in each case as described in the accompanying Business Loan and Security Agreement Supplement less the amount of any Loan payments made prior to such prepayment and (ii) the product of the percentage identified as the applicable Prepayment Interest Reduction Percentage in the accompanying Business Loan and Security Agreement Supplement; and the aggregate amount of unpaid interest remaining on the Borrower's Loan as of such date as determined by Lender's records in accordance with Section 8. Borrower may prepay Borrower's Loan in part on any Business day and such payment shall be applied against the Total Repayment Amount, any Returned Payment Fees, and any Late Fees, in each case as described in the accompanying Business Loan and Security Agreement Supplement.

11. SECURITY INTEREST. Borrower hereby grants to Lender, the secured party hereunder, a continuing security interest in and to any and all "Collateral" as described below to secure payment and performance of all debts, liabilities and obligations of Borrower to Lender hereunder and also any and all other debts, liabilities and obligations of Borrower to Lender of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, whether or not such obligations are related to the Loan described in this Agreement, by class, or kind, or whether or not contemplated by

the parties at the time of the granting of this security interest, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money including, without limitation, all interest, other fees and expenses (all hereinafter called "**Obligations**"). The Collateral includes the following property that Borrower (or Guarantor, if applicable, pursuant to Section 12) now owns or shall acquire or create immediately upon the acquisition or creation thereof: (i) any and all amounts owing to Borrower now or in the future from any merchant processor(s) processing charges made by customers of Borrower via credit card or debit card transactions; and (ii) all other tangible and intangible personal property, including, but not limited to (a) inventory, (b) equipment, (c) investment property, including certificated and uncertificated securities, securities accounts and security entitlements, (d) instruments, including promissory notes (e) chattel paper, (f) documents, (g) accounts and (h) intangibles as such terms may from time to time be defined in the PPSA. The security interest Borrower (or Guarantor, if applicable, pursuant to Section 12) grants includes all accessions, attachments, accessories, parts, supplies and replacements for the Collateral, all products, proceeds and collections thereof and all records and data relating thereto. Lender disclaims any security interest in household goods in which Lender is forbidden by law from taking a security interest.

12. PROTECTING THE SECURITY INTEREST. Borrower agrees that Lender and/or a Lender's Representative may file any financing statement or other documents Lender and/or Lender's Representative requires in order to perfect, amend or continue Lender's security interest in the Collateral and Borrower agrees to cooperate with Lender and Lender's Representative as may be necessary to accomplish said filing and to do whatever Lender and Lender's Representative deems necessary to protect Lender's security interest in the Collateral. Borrower and Guarantor each agree that, if any Guarantor is a corporate entity, then Lender or Lender's Representative may file any financing statement or other documents against such Guarantor or its property that Lender and/or Lender's Representative requires in order to perfect, amend or continue Lender's security interest in the Collateral. Any such Guarantor agrees to cooperate with Lender and Lender's Representative as may be necessary to accomplish said filing and to do whatever Lender or Lender's Representative deems necessary to protect Lender's security interest in the Collateral. In this Agreement, "Lender's Representative" means any entity or individual that is designated by Lender to serve in such capacity.

13. LOCATION OF COLLATERAL; TRANSACTIONS INVOLVING COLLATERAL. Unless Lender has agreed otherwise in writing, Borrower agrees and warrants that (i) all Collateral (or records of the Collateral in the case of accounts, chattel paper and general intangibles) shall be located at Borrower's address as shown in the application and shall not be moved from such jurisdiction, (ii) except for inventory sold or accounts collected in the ordinary course of Borrower's business, Borrower shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral, (iii) no

one else has any interest in or claim against the Collateral that Borrower has not already told Lender about, (iv) Borrower shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance or charge, other than the security interest provided for in this Agreement and (v) Borrower shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral for less than the fair market value thereof. Borrower shall defend Lender's rights in the Collateral against the claims and demands of all other persons. All proceeds from any unauthorized disposition of the Collateral shall be held in trust for Lender, shall not be co-mingled with any other funds and shall immediately be delivered to Lender. This requirement, however, does not constitute consent by Lender to any such disposition.

14. TAXES, ASSESSMENTS AND LIENS. Borrower will complete and file all necessary federal and provincial tax returns and will pay when due all taxes, assessments, levies and liens upon the Collateral and provide evidence of such payments to Lender upon request.

15. INSURANCE. Borrower shall procure and maintain such insurance as Lender may require with respect to the Collateral, in form, amounts and coverage reasonably acceptable to Lender and issued by a company reasonably acceptable to Lender naming Lender as loss payee. If Borrower at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may obtain such insurance as Lender deems appropriate at Borrower's expense, such expense shall become a part of the Obligations. Borrower shall promptly notify Lender of any loss of or damage to the Collateral.

16. REPAIRS AND MAINTENANCE. Borrower agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect. Borrower further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.

17. INSPECTION OF COLLATERAL AND PLACE OF BUSINESS; USE OF PHOTOGRAPHS AND TESTIMONIALS. Lender and/or Lender's designated representatives and agents shall have the right during Borrower's normal business hours and at any other reasonable time to examine the Collateral wherever located and the interior and exterior of any Borrower place of business. During an examination of any Borrower place of business, Lender may examine, among other things, whether Borrower (i) has a place of business that is separate from any personal residence, (ii) is open for business, (iii) has sufficient inventory to conduct Borrower's business and (iv) has one or more credit card terminals if Borrower processes credit card transactions. When performing an examination, Lender may photograph the interior and exterior of any Borrower place of business, including any signage, and may photograph any individual who has signed the Agreement (the

"**Signatory**") unless the Signatory previously has notified Lender that he or she does not authorize Lender to photograph the Signatory. Lender may obtain testimonials from any Signatory, including testimonials on why Borrower needed the Loan and how the Loan has helped Borrower. Any photograph and testimonial will become and remain the sole property of Lender. Borrower and each Signatory grant Lender the irrevocable and permanent right to display and share any photograph and testimonial in all forms and media, including composite and modified representations, for all purposes, including but not limited to any trade or commercial purpose, with any Lender employees and agents and with the general public. Lender may, but is not required to, use the name of any Borrower and Signatory as a credit in connection with any photograph and testimonial. Borrower and each Signatory waive the right to inspect or approve versions of any photograph or testimonial or the written copy or other media that may be used in connection with same. Borrower and each Signatory release Lender from any claims that may arise regarding the use of any photograph or testimonial, including any claims of defamation, invasion of privacy or infringement of moral rights, rights of publicity or copyright and hereby expressly waives any moral rights they may have with respect to the foregoing.

18. LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any related documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any related documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. To the extent permitted by applicable law, all such expenses will become a part of the Obligations and, at Lender's option, will: (i) be payable on demand; (ii) be added to the balance of the Loan and be apportioned among and be payable with any installment payments to become due during the remaining term of the Loan; or (iii) be treated as a balloon payment that will be due and payable at the Loan's maturity. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon an Event of Default.

19. BORROWER'S REPRESENTATIONS AND WARRANTIES AND COVENANTS. Borrower represents, warrants and covenants that: (i) Borrower will comply with all laws, statutes, regulations and ordinances pertaining to the conduct of Borrower's business and promises to hold Lender harmless from any damages, liabilities, costs, expenses (including legal fees) or other harm arising out of any violation thereof; (ii) Borrower's chief executive office and notice address is that shown in the application and Borrower will notify Lender in writing at least 30 days before changing its legal name, taxpayer identification number, legal structure or chief executive office location; (iii) Borrower is duly organized, licensed, validly existing and in good standing under the laws of its jurisdiction of formation and shall

hereafter remain in good standing in such jurisdiction, and is duly qualified, licensed and in good standing in every other jurisdiction in which it is doing business, and shall hereafter remain duly qualified, licensed and in good standing in every other such jurisdiction in which it is doing business, and shall hereafter remain duly qualified, licensed and in good standing in every other jurisdiction in which the failure to qualify or become licensed could have a material adverse effect on the financial condition, business or operations of Borrower; (iv) the exact legal name of the Borrower is set forth in the application and there are no French equivalent unless set out in the application; (v) the aggregate ownership percentage of the Signatories is greater than fifty percent (50%) of the Borrower's business and shall maintain this ownership structure for the term of this Agreement; (vi) the execution, delivery and performance of this Agreement, and any other document executed in connection herewith, are within Borrower's powers, have been duly authorized, executed and delivered and are not in contravention of any statute or other law that applies to Borrower, Borrower's articles, by-laws or other organization documents, or of any unanimous shareholders' agreement, limited partnership agreement indenture, agreement or undertaking to which Borrower is a party; (vii) all organization papers and all amendments thereto of Borrower have been duly filed and are in proper order and any capital stock issued by Borrower and outstanding was and is properly issued and all books and records of Borrower are accurate and up to date and will be so maintained; (viii) Borrower (a) is subject to no charter, corporate or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction that could have a material adverse effect on its financial condition, business or prospects, and (b) is in compliance with its organization documents and by-laws, all contractual requirements by which it may be bound and all applicable laws, rules and regulations other than laws, rules or regulations the validity or applicability of which it is contesting in good faith or provisions of any of the foregoing the failure to comply with which cannot reasonably be expected to materially adversely affect its financial condition, business or prospects or the value of the Collateral; (ix) there is no action, suit, proceeding or investigation pending or, to Borrower's knowledge, threatened against or affecting it or any of its assets before or by any court or other governmental authority which, if determined adversely to it, would have a material adverse effect on its financial condition, business or prospects or the value of the Collateral; (x) no proceedings have been taken or authorized by Borrower or, to its knowledge, by any other person relating to the bankruptcy, insolvency, liquidation, dissolution, or winding up of Borrower; (xi) unless otherwise agreed to by Lender, Borrower owns all the Collateral free and clear from any mortgage, lien, charge, encumbrance, pledge, security interest or other claim; and (xii) this Agreement and each other document to be executed and delivered by Borrower constitute binding obligations of Borrower, enforceable against Borrower in accordance with its terms.

20. INTEREST AND FEES. Borrower agrees to pay the Interest Charge in full as set forth in the accompanying Business Loan and Security Agreement Supplement. In

addition to any other fees described in the Agreement, Borrower agrees to pay the following fees:

A. Origination Fee: A one-time origination fee in the amount set forth in the accompanying Business Loan and Security Agreement Supplement. Borrower agrees that this fee will be immediately deducted from the proceeds of Borrower's Loan.

B. Returned Payment Fee: A returned payment fee in the amount set forth in the accompanying Business Loan and Security Agreement Supplement if any electronic payment processed on Borrower's Loan is returned unpaid or dishonored for any reason.

C. Late Fee: A late fee in the amount set forth in the accompanying Business Loan and Security Agreement Supplement if a scheduled payment is not received by Lender as provided in the payment schedule set forth in the Business Loan and Security Agreement Supplement.

Payments made by Borrower will be applied and allocated between Loan interest, principal and fees as set forth in Section 8, provided however that Lender may allocate payments hereunder in its sole discretion.

21. INTEREST AND FEES EXCEEDING PERMITTED LIMIT. If the Loan is subject to a law that sets maximum charges, and that law is finally interpreted so that the interest or other fees collected or to be collected in connection with this Agreement exceed the permitted limits, then (i) any such charge will be reduced by the amount necessary to reduce the charge to the permitted limit and (ii) if required by law, any sums already collected from Borrower that exceed the permitted limits will be refunded or credited to Borrower.

22. ONLINE CUSTOMER PORTAL. When Borrower signs in with Borrower's valid username and password at online.ondeck.com, Borrower can obtain information about the Borrower's Loan, such as the outstanding balance, daily transactions and fees. No additional paper statement will be mailed to Borrower. Borrower agrees not to share Borrower's username and password to online.ondeck.com with any third party.

23. COLLECTION OF FINANCIAL INFORMATION, REEVALUATION OF CREDIT AND DISCLOSURE. Borrower and each Guarantor (if any) authorize Lender to obtain business and personal credit bureau reports in Borrower's and any Guarantor's name, respectively, at any time and from time to time for purposes of deciding whether to approve the requested Loan or for any update, renewal, extension of credit or other lawful purpose. Upon Borrower's or any Guarantor's request, Lender will advise Borrower or Guarantor if Lender obtained a credit report and Lender will give Borrower or Guarantor the credit bureau's name and address.

Borrower and each Guarantor (if any) agree to submit current financial information, a new credit application, or both, in Borrower's name and in the name of each Guarantor, respectively, at any time promptly upon Lender's request. Borrower authorizes Lender to act as Borrower's agent for purposes of accessing and retrieving transaction history information regarding Borrower from Borrower's designated merchant processor(s). Lender may report Lender's credit experiences with Borrower and any Guarantor of Borrower's Loan to third parties as permitted by law. Borrower also agrees that Lender may release information to comply with governmental reporting or legal process that Lender believes may be required, whether or not such is in fact required, or when necessary or helpful in completing a transaction, or when investigating a loss or potential loss. Borrower and each Guarantor is hereby notified that a negative credit report reflecting on Borrower's and/or any Guarantor's credit record may be submitted to a credit reporting agency if Borrower or such Guarantor fails to fulfill the terms of their respective credit obligations hereunder.

Borrower and each Guarantor (if any) each acknowledges and consents to the fact that Lender is collecting, using and disclosing Borrower's and each Guarantor's respective personal information (as defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time), for the purposes hereafter described. Each of Borrower and each Guarantor (if any) acknowledges and consents to Lender retaining such personal information for as long as permitted or required by law or for as long as required to fulfil the purposes for which it was collected. Borrower and each Guarantor (if any) further acknowledge and consent to the fact that Lender may be required by the securities laws of the applicable jurisdictions, the rules and policies of any stock exchange or the rules of the Investment Industry Regulatory Organization of Canada to provide regulatory authorities with any personal information provided by the undersigned in this Agreement. In addition to the foregoing, Borrower and each Guarantor (if any) agrees and acknowledges that Lender may collect, use and disclose Borrower's or each Guarantor's respective personal information, as follows: (i) for internal use with respect to managing the relationships between, and contractual obligations of, Borrower and each Guarantor (if any) and Lender; (ii) for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency; (iii) disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings; (iv) disclosure to governmental or other authorities to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure; (v) disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with prior written consent of Borrower and each Guarantor, as applicable; (vi) disclosure to a court determining the rights of the parties under this Agreement; (vii) for uses and disclosure as otherwise required or permitted by law;

(viii) for disclosure to and use by any prospective acquirer or financier (and their respective professional advisors) of all or substantially all of Lender's assets or business for the purpose of due diligence associated with any such acquisition or financing transaction, provided that such prospective acquirer or financier and their respective professional advisors are bound to maintain the confidentiality of such personal information; and (ix) for disclosure to and subsequent use and disclosure by any successor to Lender's business or business assets or any substantial part thereof for those purposes for which Lender was permitted to collect, use and disclose such personal information.

In addition to receiving information regarding the Loan, Borrower and Guarantors agree to receive electronic promotional messages from Lender regarding its other products and services which it and its marketing partners may offer and which the Lender believes may be of interest. Borrower and Guarantors understand they can withdraw their consent at any time.

24. LEGAL FEES AND COLLECTION COSTS. To the extent not prohibited by applicable law, Borrower shall pay to Lender on demand any and all expenses, including, but not limited to, collection costs, all legal fees and expenses, and all other expenses of like or unlike nature which may be expended by Lender to obtain or enforce payment of Obligations either as against Borrower or any Guarantor or surety of Borrower or in the prosecution or defense of any action or concerning any matter arising out of or connected with the subject matter of this Agreement, the Obligations or the Collateral or any of Lender's rights or interests therein or thereto, including, without limiting the generality of the foregoing, any legal fees or expenses incurred in any bankruptcy or insolvency proceedings and all costs and expenses (including search fees) incurred or paid by Lender in connection with the administration, supervision, protection or realization on any Collateral held by Lender for the debt secured hereby, whether such Collateral was granted by Borrower or by any other person primarily or secondarily liable (with or without recourse) with respect to such debt, and all costs and expenses incurred by Lender in connection with the defense, settlement or satisfaction of any action, claim or demand asserted against Lender in connection therewith, which amounts shall be considered advances to protect Lender's security, and shall be secured hereby.

To the extent permitted by applicable law, all such expenses will become a part of the Obligations and, at Lender's option, will: (i) be payable on demand; (ii) be added to the balance of the Loan and be apportioned among and be payable with any installment payments to become due during the remaining term of the Loan; or (iii) be treated as a balloon payment that will be due and payable at the Loan's maturity. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon an Event of Default.

25. BORROWER'S REPORTS. Promptly upon Lender's written request, Borrower and each Guarantor agrees to provide Lender with such information about the

financial condition and operations of Borrower or any Guarantor, as Lender may, from time to time, reasonably request. Borrower also agrees promptly upon becoming aware of any Event of Default (as defined below), or the occurrence or existence of an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder, to promptly provide notice thereof to Lender in writing.

26. INDEMNIFICATION. Except for Lender's gross negligence or willful misconduct, Borrower will indemnify and save Lender harmless from all loss, costs, damage, liability or expenses (including, without limitation, court costs and reasonable legal fees) that Lender may sustain or incur by reason of defending or protecting Lender's security interest or the priority thereof or enforcing the Obligations, or in the prosecution or defense of any action or proceeding concerning any matter arising out of or in connection with this Agreement and/or any other documents now or hereafter executed in connection with this Agreement and/or the Obligations and/or the Collateral. This indemnity shall survive the repayment of the Obligations and the termination of this Agreement.

27. MERGERS, CONSOLIDATIONS OR SALES. Borrower represents and agrees that Borrower will not (i) merge or consolidate with or into any other business entity or (ii) enter into any joint venture or partnership with any person, firm or corporation.

28. TELEPHONE COMMUNICATIONS. Borrower hereby expressly consents to receiving calls and messages, including auto-dialed and prerecorded message calls and SMS messages (including text messages) from Lender, its affiliates, marketing partners, agents and others calling at Lender's request or on its behalf, at any telephone numbers that Borrower has provided or may provide in the future or otherwise in Lender's possession (including any cellular or mobile telephone numbers).

29. CHANGE IN LEGAL STATUS. Without Lender's consent, Borrower represents and agrees that Borrower will not (i) change its name, its place of business or, if more than one, chief executive office, its mailing address, or business identification number if it has one, or (ii) change its type of organization, jurisdiction of organization or other legal structure. If Borrower does not have a business identification number and later obtains one, Borrower shall promptly notify Lender of such business identification number.

30. DEFAULT. The occurrence of any one or more of the following events ("**Events of Default**") shall constitute, without notice or demand, a default under this Agreement and all other agreements between Lender and Borrower and instruments and papers given Lender by Borrower, whether such agreements, instruments, or papers now exist or hereafter arise: (i) Lender is unable to collect any Automatic Payment Plan payment on two consecutive dates due and/or, Borrower fails to pay any Obligations on two consecutive dates due; (ii) Borrower fails to comply with,

promptly, punctually and faithfully perform or observe any term, condition or promise within this Agreement; (iii) the determination by Lender that any representation or warranty heretofore, now or hereafter made by Borrower to Lender, in this Agreement or any documents, instrument, agreement, or paper was not true or accurate when given; (iv) the occurrence of any event such that any indebtedness of Borrower from any lender other than Lender could be accelerated, notwithstanding that such acceleration has not taken place; (v) the occurrence of any event that would cause the Collateral to become subject to a lien taking priority over the Loan made by Lender; (vi) a filing against or relating to Borrower (unless consented to in writing by lender) in respect of any tax liens for assessments or governmental charges or levies; (unless consented to in writing by the Lender) (vii) the occurrence of any event of default under any other agreement between Lender and Borrower or instrument or paper given Lender by Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that Lender may not have exercised its rights upon default under any such other agreement, instrument or paper); (viii) any act by, against, or relating to Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other person, pursuant to court action or otherwise, over all, or any part of Borrower's property; (ix) Borrower becomes insolvent or admits in writing its inability to pay its debts as they mature or applies for, consents to or acquiesces in the appointment of a trustee or receiver for it or any of its property, or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, including, without limitation, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act, or any dissolution or liquidation proceeding, shall be instituted by or against Borrower; (x) the entry of any judgment against Borrower, which judgment is not satisfied or appealed from (with execution or similar process stayed) within 15 days of its entry; (xi) the occurrence of any event or circumstance with respect to Borrower such that Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by Borrower under this Agreement or any other agreement between Lender and Borrower is impaired or there shall occur any material adverse change in the business or financial condition of Borrower (such event specifically includes, but is not limited to, taking additional financing from a credit card advance, cash advance company or an additional working capital loan without prior written consent of Lender); (xii) the entry of any court order that enjoins, restrains or in any way prevents Borrower from conducting all or any part of its business affairs in the ordinary course of business; (xiii) the occurrence of any uninsured loss, theft, damage or destruction to any material asset(s) of Borrower; (xiv) any act by or against, or relating to Borrower or its assets pursuant to which any creditor of Borrower seeks to reclaim or repossess or reclaims or repossesses all or a portion of Borrower's assets; (xv) the termination of existence, dissolution or liquidation of Borrower or the ceasing to carry on actively any substantial part of Borrower's current business; (xvi) this Agreement shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability hereof

shall be contested by Borrower or any Guarantor of Borrower denies it has any further liability or obligation hereunder; (xvii) any Guarantor or person signing a support agreement in favor of Lender shall repudiate, purport to revoke or fail to perform his or her obligations under his guaranty or support agreement in favor of Lender or, if a corporate Guarantor, such Guarantor shall cease to exist; (xviii) any material change occurs in Borrower's ownership or organizational structure (acknowledging that any change in ownership will be deemed material when ownership is closely held); (xix) if Borrower is a sole proprietorship, the owner dies; if Borrower is a trust, a trustor dies; if Borrower is a partnership, any general partner dies; if Borrower is a corporation, any principal officer or 10% or greater shareholder dies; or if Borrower is any other form of business entity, any person(s) directly or indirectly controlling 10% or more of the ownership interests of such entity dies; or (xx) any Guarantor breaches, disputes or seeks to determine its obligations under its guarantee, terminates its guarantee or commits any of the acts, if a corporate Guarantor, set out in subsections (vi), (viii) through (x), inclusive, and (xii) through (xix), inclusive.

31. RIGHTS AND REMEDIES UPON DEFAULT. Subject to applicable law, if an Event of Default occurs under this Agreement, at any time thereafter, Lender may exercise any one or more of the following rights and remedies:

A. Refrain from Disbursing Loan Proceeds: Lender may refrain from disbursing Borrower's Loan proceeds to Borrower's designated account.

B. Debit Amounts Due From Borrower's Accounts: Lender may debit from Borrower's designated account all Automatic Payment Plan payments that Lender was unable to collect and/or the amount of any other Obligations that Borrower failed to pay.

C. Accelerate Indebtedness: Lender may declare the entire Obligations immediately due and payable, without notice of any kind to Borrower.

D. Assemble Collateral: Lender may require Borrower and/or Guarantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Borrower and/or Guarantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter, provided Lender does so without a breach of the peace or a trespass, upon the property of Borrower and/or Guarantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Borrower and/or Guarantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Borrower and/or Guarantor after repossession.

E. Sell the Collateral: Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that

of Borrower and/or Guarantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Borrower, Guarantor and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any person who, after an Event of Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least 10 days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Obligations secured by this Agreement. To the extent permitted by applicable law, all such expenses will become a part of the Obligations and, at Lender's option, will: (i) be payable on demand; (ii) be added to the balance of the Loan and be apportioned among and be payable with any installment payments to become due during either (a) the term of any applicable insurance policy or (b) the remaining term of the Loan; or (iii) be treated as a balloon payment that will be due and payable at the Loan's maturity.

F. Appoint Receiver: Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Obligations. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Obligations by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

G. Collect Revenues, Apply Accounts: Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in Lender's discretion transfer any Collateral into Lender's own name or that of Lender's nominee and receive the payments, rents, income and revenues therefrom and hold the same as security for the Obligations or apply it to payment of the Obligations in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize on the Collateral as Lender may determine, whether or not any amount included within the Obligations is then due. For these purposes, Lender may, on behalf of and in the name of Borrower and/or Guarantor, receive, open and dispose of mail addressed to Borrower; change any address to which mail and payments are to be sent; and endorse notes, cheques, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment or storage of any Collateral. To facilitate collections, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

H. Obtain Deficiency: If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Borrower and/or Guarantor for any deficiency remaining on the Obligations due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Borrower and/or Guarantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

I. Other Rights and Remedies: Lender shall have all the rights and remedies of a secured creditor under the provisions of the PPSA, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity or otherwise.

J. Election of Remedies: Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement, any related documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under the Agreement, after Borrower's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

32. CONSENT TO JURISDICTION AND VENUE. Subject to Section 33 below, Borrower and Lender agree that any action or proceeding to enforce or arising out of this Agreement may be brought in any court of the Province of Ontario. Borrower and Lender agree that venue is proper in such courts.

33. ARBITRATION. To the extent that a claim or dispute arises out of, or in relation to this Agreement, including without limitation, the terms, construction, interpretation, performance, termination, breach, or enforceability of this Agreement, the parties hereby agree that the claim or dispute shall be, at the election of either party, resolved by mandatory binding arbitration in Virginia within a reasonable time period not to exceed ninety (90) days. The parties agree that the arbitration shall be administered by JAMS and the arbitration shall be conducted in accordance with the Expedited Procedures of the JAMS Comprehensive Arbitration Rules and Procedures except as otherwise agreed in this Agreement. The arbitrator shall be chosen in accordance with the procedures of JAMS, and shall base the award on applicable Virginia law. The parties agree that the arbitration shall be conducted by a single arbitrator. Judgment on the award may be entered in any court having jurisdiction, subject to Section 31 above. The parties further agree that the costs of the arbitration shall be divided equally between them, except that Lender will consider in good faith a request by Borrower to pay the costs of arbitration. Each party may pursue arbitration solely in an individual capacity, and not as a representative or class member in any purported class or representative proceeding. The arbitrator may not consolidate more than one person's or entity's claims, and

may not otherwise preside over any form of a representative or class proceeding. This arbitration section is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

34. NO WAIVER BY LENDER. No delay or omission on the part of Lender in exercising any rights under this Agreement, any related guaranty or applicable law shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All Lender's rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

35. ASSIGNMENT. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection with any assignment or participation, Lender may disclose all documents and information that Lender now or hereafter may have relating to Borrower or Borrower's business. To the extent that Lender assigns its rights and obligations hereunder to another party, Lender thereafter shall be released from such assigned obligations to Borrower and such assignment shall affect a novation between Borrower and such other party.

36. INTERPRETATION. Paragraph and section headings used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

37. SEVERABILITY. If one or more provisions of this Agreement (or the application thereof) is determined invalid, illegal or unenforceable in any respect in any jurisdiction, the same shall not invalidate or render illegal or unenforceable such provision (or its application) in any other jurisdiction or any other provision of this Agreement (or its application).

38. NOTICES. Except as otherwise provided in this Agreement, notice under this Agreement must be in writing. Notices will be deemed given when delivered in person; or when sent by registered mail; or when sent by a nationally recognized overnight courier; or when sent by email. Notice to Borrower will be sent to

Borrower's last known address or email address in Lender's records for this Loan. Notice to Lender may be sent to: On Deck Capital, 901 N Stuart Street, Suite 700, Arlington, VA 22203, USA, Attn: Director of Operations.

39. RECORDKEEPING AND AUDIT REQUIREMENTS. Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices or any other paper delivered to Lender by Borrower in connection with this Agreement or any other agreement other than as required by law. Borrower will at all times keep accurate and complete records of Borrower's accounts and Collateral. At Lender's request, Borrower shall deliver to Lender: (i) schedules of accounts and general intangibles; and (ii) such other information regarding the Collateral as Lender shall request. Lender, or any of its agents, shall have the right to call any telephone numbers that Borrower has provided or may provide in the future or otherwise in Lender's possession, and attend Borrower's place or places of business at intervals to be determined by Lender, and without hindrance or delay, to inspect, audit, check, and make extracts from any copies of the books, records, journals, orders, receipts, correspondence that relate to Borrower's accounts and Collateral or other transactions between the parties thereto and the general financial condition of Borrower and Lender may remove any of such records temporarily for the purpose of having copies made thereof. If Borrower was referred to Lender for this Loan by a third party (the "**Referring Party**"), then Borrower consents to Lender sharing certain reasonable information about Borrower with the Referring Party for purposes of the Referring Party verifying and/or auditing loans made through such Referring Party's referrals.

40. GOVERNING LAW. Subject to Section 32 above, our relationship including this Agreement and any claim, dispute or controversy (whether in contract, tort, or otherwise) at any time arising from or relating to this Agreement is governed by, and this Agreement will be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to internal principles of conflict of laws. The legality, enforceability and interpretation of this Agreement and the amounts contracted for, charged and reserved under this Agreement will be governed by such laws. Borrower understands and agrees that (i) Lender is located in Virginia, (ii) Lender makes all credit decisions from Lender's office in Virginia, (iii) the Loan is made in Virginia (that is, no binding contract will be formed until Lender receives and accepts Borrower's signed Agreement in Virginia) and (iv) Borrower's payments are not accepted until received by Lender in Virginia.

41. WAIVER OF NOTICES AND OTHER TERMS. Except for any notices provided for in this Agreement, Borrower and any person who has obligations pursuant to this Agreement (e.g., a guarantor), to the extent not prohibited by applicable law hereby, waives demand, notice of nonpayment, notice of intention to accelerate, notice of acceleration, presentment, protest, notice of dishonor and notice of protest. To the extent permitted by applicable law, Borrower and any person who has obligations pursuant to this Agreement also agree: Lender is not required to file suit, show

diligence in collection against Borrower or any person who has obligations pursuant to this Agreement, or proceed against any Collateral; Lender may, but will not be obligated to, substitute, exchange or release any Collateral; Lender may release any Collateral, or fail to realize upon or perfect Lender's security interest in any Collateral; Lender may, but will not be obligated to, sue one or more persons without joining or suing others; and Lender may modify, renew, or extend this Agreement (repeatedly and for any length of time) without notice to or approval by any person who has obligations pursuant to this Agreement (other than the party with whom the modification, renewal or extension is made).

42. MONITORING, RECORDING AND ELECTRONIC COMMUNICATIONS. In order to ensure a high quality of service for Lender's customers, Lender may monitor and/or record telephone calls between Borrower and Lender's employees or agents. Borrower acknowledges that Lender may do so and agrees in advance to any such monitoring or recording of telephone calls. Borrower also agrees that Lender may communicate with Borrower electronically by e-mail.

43. JURY TRIAL WAIVER. To the extent not prohibited by applicable law, Borrower and Lender waive their right to a trial by jury of any claim or cause of action based upon, arising out of or related to the Agreement and all other documentation evidencing the Obligations, in any legal action or proceeding. Any such claim or cause of action shall be tried by court sitting without a jury.

44. CONFIDENTIALITY. Borrower shall not make, publish or otherwise disseminate in any manner a copy of this Agreement or any public statement or description of the terms of this Agreement, except to its employees, advisors and similar persons who have a legitimate need to know its contents.

45. ENTIRE AGREEMENT. Any application Borrower signed or otherwise submitted in connection with the Loan, the accompanying Business Loan and Security Agreement Supplement and the PAD Agreement and any other documents required by Lender now or in the future in connection with this Agreement and Borrower's Loan are hereby incorporated into and made a part of this Agreement. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereto.

46. COUNTERPARTS; ELECTRONIC SIGNATURES. This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. For purposes of the execution of this Agreement, signatures delivered by electronic or fax submission shall be treated in all respects as original signatures.

47. CUSTOMER SERVICE CONTACT INFORMATION. If you have questions or comments about your Loan, you may contact us by (i) e-mail at

support@ondeck.com, (ii) telephone at (888) 269-4246 or (iii) mail at 901 N Stuart Street, Suite 700, Arlington, VA 22203, USA, Attn: Director of Operations.

48. GRANT OF LICENSE TO USE THE ONDECK PLATFORM. Subject to Borrower's compliance with this Agreement and the Terms of Use for the OnDeck Platform, Lender grants Borrower a nonexclusive, revocable, non-transferable, non-sublicenseable, limited right and royalty-free license to use the OnDeck Platform, effective solely during the term of the Loan and so long as an Event of Default has not occurred. The license granted to Borrower is personal, and no rights hereunder may be transferred by Borrower without the express written approval of Lender. Lender may terminate the license granted hereunder without notice at any time after an Event of Default has occurred.

49. PERSONAL GUARANTY. Each Guarantor, jointly and severally (if more than one), absolutely and unconditionally guarantee the prompt payment to Lender, including its successors and assignees, of any and all Obligations incurred by the Borrower pursuant to the Agreement (the "**Personal Guaranty**"). Each Guarantor further agrees to repay the Obligations on demand, without requiring Lender first to enforce payment against Borrower. This is a guarantee of payment and not of collection. This is an absolute, unconditional, primary, and continuing obligation and will remain in full force and effect until the first to occur of the following: (a) all of the Obligations have been indefeasibly paid in full, and Lender has terminated this Personal Guaranty, or (b) 30 days after the date on which written notice of revocation is actually received and accepted by Lender. No revocation will affect: (i) the then existing liabilities of the revoking Guarantor under this Personal Guaranty; (ii) Obligations created, contracted, assumed, acquired or incurred prior to the effective date of such revocation; (iii) Obligations created, contracted, assumed, acquired or incurred after the effective date of such revocation pursuant to any agreement entered into or commitment obtained prior to the effective date of such revocation; or (iv) any Obligations then or thereafter arising under the agreements or instruments then in effect and then evidencing the Obligations. Each Guarantor represents and warrants that he or she is a legal resident of Canada. Each Guarantor waives all notices to which the Guarantor might otherwise be entitled by law, and also waives all defenses, legal or equitable, otherwise available to the Guarantor. This Personal Guaranty shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, and shall inure to the benefit of Lender, its successors and assigns. To the extent not prohibited by applicable law, each of the undersigned Guarantors waives its right to a trial by jury of any claim or cause of action based upon, arising out of or related to this Personal Guaranty, the Agreement and all other documentation evidencing the Obligations, in any legal action or proceeding. Subject to Section 33 above, any such claim or cause of action shall be tried by court sitting without a jury.

50. CHOICE OF LANGUAGE. This Agreement and all related documents have been written in the English language at the express request of the parties. Le

présent document ainsi que tous documents rattachant ont été rédigés en langue anglaise à la demande expresse des parties.

51. CERTIFICATION AND SIGNATURES. By executing this agreement or authorizing the person signing or affirming below to execute on its behalf, Borrower certifies that Borrower has received a copy of this Agreement and that Borrower has read, understood and agreed to be bound by its terms. Each person signing below certifies that each person is signing on behalf of the Borrower and/or in the capacity indicated below the signer's name (and if Borrower is a Sole Proprietorship, in the capacity of the owner of such Sole Properietorship) that such signer is authorized to execute this Agreement on behalf of or the in stated relation to Borrower.

Use of Proceeds Certification

As referred to in Section 4, by signing below, the Borrower certifies, acknowledges and understands that the proceeds from the requested Loan will be used solely for purchasing or acquiring specific products or services, for the following purposes only:

- insurance (but not self insurance programs)
- services or equipment
- merchandise, inventory or other goods
- improvements / construction of facilities (but not purchase of real estate)
- loans to finance specified sales transactions
- public works projects or educational services (e.g., training)

[Signature page follows]

Guarantor #1: ______________________________
(Signature)

Robert Landau

Date: ______________________________

Guarantor #2: ______________________________
(Signature)

Richard Jagodnik

Date: ______________________________

Guarantor #3: ______________________________
(Signature)

Mitchell Geisler

Date: ______________________________

Borrower: CANADIAN TELERADIOLOGY SERVICES, INC.

By: ______________________________
(Signature)

Richard Jagodnik

Title: ______________________________

Date: ______________________________

By: ______________________________
(Signature)

Mitchell Geisler

Title: ______________________________

Date: ______________________________

For Lender's Use Only: This Agreement has been received and accepted by Lender in Virginia after being signed by Borrower and any Guarantor(s).

By: ______________________________
(Signature)

____
(Print Name)

Position: ______________________________

Date: ______________________________

ondeck

ON DECK CAPITAL, INC. PRE-AUTHORIZED DEBITS (PAD) AGREEMENT

PAD Agreement

ON DECK CAPITAL, INC. PRE-AUTHORIZED DEBITS (PAD) AGREEMENT

In this Pre-Authorized Debit Agreement ("PAD Agreement"), the words "**Customer**", "**you**" and "your" refer to, and the words "Lender", "**we**" and "**us**" refer to On Deck Capital Inc. and its affiliates and their assignees.

You request and authorize Lender to issue pre-authorized debits ("PADs") against the account indicated on the void cheque provided to us by you (or such other replacement account as indicated on a new void specimen cheque provided by you to us) (the "**Designated Account**") on the regularly recurring date specified above to pay the recurring payments owing by you to us pursuant to the Contract. The timing of the pre-authorized payments will be determined by the delivery and acceptance date confirmed with you during the verification call and documented on the Acceptance Date on the Contract. From time to time you may also authorize us to debit the Designated Account for prepayments or other amounts, which authorization may require a password, secret code or other signature equivalent. All persons whose signatures are required to debit the Designated Account have signed this authorization. Enrollment in Lender's Automatic Payment Plan is required for Loan approval.

You agree to the terms and conditions of the PAD Agreement set out below. If this PAD Agreement is being entered into by electronic means, we are required to verify details provided by you and provide you with notice confirming your instructions ("**Confirmation**") at least 15 days before the due date of the first PAD. You agree that the Confirmation may occur during the verification call. As permitted by the rules of the Canadian Payments Association and to enable an earlier implementation of your instructions, **you agree to the reduction of the period between Confirmation and the due date of the first PAD to 3 days**. You warrant and guarantee that all persons whose signatures are required to authorize transactions on the Designated Account have signed or authorized this PAD Agreement.

Terms and Conditions

1. Business PADs: This is a continuing but revocable authorization for the issue and processing of business PADs, in accordance with your instructions given from time to time as required by this PAD Agreement, for one-time or sporadic payments from time to time of variable amount.

ondeck

ON DECK CAPITAL, INC. PRE-AUTHORIZED DEBITS (PAD) AGREEMENT

2. Dishonoured PADs: If any PAD is dishonoured for any reason, you agree that we may resubmit that PAD in accordance with the rules of the Canadian Payments Association. For greater certainty, if any PAD is dishonoured then we may withdraw the outstanding payment amount within 30 days of the original PAD payment due date. If the resubmitted PAD is returned to us, you must arrange for the outstanding payment amount to be paid to us.

3. One-time or sporadic payments: At any time, you may authorize us to issue a PAD against the Designated Account for payment of a specified amount, in accordance with your instructions. Your authorization for this payment may be given to us by any means, including by way of telephone, electronic communication or on our secure web site, **and will involve use of a signature, secret password, secret code or other unique personal identifier**. Your authorization for a one time or sporadic

payment will constitute authorization and direction to us for that payment only.

4. Change of information: You agree to inform Lender, in writing, of any change in the information about the Designated Account at least 10 calendar days before authorizing another sporadic PAD.

5. Cancellation: You may cancel your authorization at any time by giving us 30 days prior notice, either in writing or by authorized instruction by telephone, electronic communication or on our secure web site. You may obtain a sample cancellation form, or more information about your right to cancel a PAD Agreement from your financial institution or at www.cdnpay.ca. This PAD Agreement applies only to the method of payment to Lender and does not otherwise affect your obligations to us. You acknowledge that you will have to make alternate payment arrangements acceptable to us if you revoke your authorization for PADs.

6. Disputes and recourse: You have certain recourse rights if any debit does not comply with this agreement. For example, you have the right to be reimbursed for any debit that is not authorized or is not consistent with this PAD Agreement. To obtain more information about your recourse rights, contact us or your financial institution or visit www.cdnpay.ca.

7. Consent: You consent to the disclosure of personal information contained in this PAD Agreement, and any debit issued pursuant to this authorization, to financial institutions as necessary in order to give effect to this PAD Agreement, subject to the rules of the Canadian Payments Association and applicable privacy laws.

8. Contact: You can contact us by calling 1-917-258-3692, by mail at 901 N Stuart St, Suite 700, Arlington, VA 22203, USA, Attn: Director of Operations or at email support@ondeck.com. Please include your contract number with all

correspondence.

9. Waiver: You waive the right to receive 10 days pre-notification prior to your first debit and prior to each debit (in the case of payments of variable amount). Customer and Lender mutually agree to waive the 10 day pre-notification of any change to the amount or date of each PAD, including any changes to the amount of the PAD due to changes in the applicable tax rate, top-up or other adjustment.

Bank Name: ____

Transit Number: ____________________ Institution Number: ______________

Account Number: ____________________

Print Business Name: ________________ HST/GST Number: ______________

Signature: _______________________ Title: _______________________

Date: _________________________

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